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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT



                                                 Jurisdiction
                                                 Under Which     Percentage
Name of Subsidiary                               Organized       of Ownership
- ------------------                               ---------       ------------


United Stationers Supply Co.                      Illinois            100%



Subsidiaries of United Stationers Supply Co.:
- ---------------------------------------------
     United Stationers Hong Kong Limited          Hong Kong           100%
     United Worldwide Limited                     Hong Kong           100%